                                                                                                                                                           FILED

            IN THE OFFICE OF THE

                                                                                                                                   SECRETRARY OF STATE OF THE

                               STATE OF NEVADA

                                                                                                                                  July 15, 1998

                                                                                                                                   No.  C8905-97

                                                                                                 Dean Heller

                                                                                                                                   Secretary of State

RESTATED ARTICLES OF INCORORATION

(Pursuant to NRS 78.403(b)

1. Dom Caribe, Ltd.

2. Date of adoption of Amended and Restated Articles:  July 1, 1998

If the Articles were amended, pleas indicate what changes have been made

a.  Was a there a name change

Yes x

  No

 If so, please indicate new name.                       Caribbean Ventures, Inc.

b.   Did you change the resident agent?   Yes x

  No

If so, please indicate the new registered agent and address:

Russert Services, Inc.

4334 S. Industrial Rd.,  Suite #430

Las Vegas, Nevada   89103

c.    Did you change the purpose

Yes         No x   Did you add Banking?    Gambling?

d.    Did you change the capital stock?

Yes         No x

e.     Did you change the Directors?

Yes x      No   If so, indicate the change

The Initial Director and Incorporator appointed a new Board of Directors and subsequently resigned.

f.     Did you add the Directors liability provision?  Yes x      No

g.     Did you change the period of existence?

Yes         No x

h.     If none of the above apply, and you have amended or modified the articles, how did you change your articles?

  /s/ Earl Pl Gilbrech

7/19/98

   Earl P.  Gilbrech, Secretary

 Date

On 7-14-98, personally appeared before me, a Notary Public, Earl Pl Gilbrech, who acknowledged that he/she executed the above instrument

Fay Gridley

Official Seal

  /s/   Fay Gridley

Fay Gridley